AGREEMENT

This Agreement (“Agreement”) is entered into by and between EClips Energy Technologies, Inc. (the “Company”) and Benjamin C. Croxton (“Croxton”), and is effective as of the last date of execution set forth below.  The aforementioned individual and entity may be referred to collectively herein as the “Parties”.

WHEREAS, Croxton is employed by the Company as Chief Executive Officer and Chief Financial Officer and also served as a director on the Company Board of Directors;

WHEREAS, the Company and Croxton previously entered into an Employment Agreement dated January 31, 2006 (the “Employment Agreement”) which Employment Agreement contained, among other things, a restrictive covenant not to compete upon termination of the Employment Agreement and the requirement that the Company pay severance to Croxton equal to one year's salary; and

WHEREAS, Croxton has advised the Company that he intends to resign from the Company regarding all corporate capacities held by him and that he desires to obtain a release from the restrictive covenant not to compete provisions of the Employment Agreement and, to acquire certain assets of the Company in exchange for waiver of all severance pay due and owing to him upon termination of employment; and

WHEREAS, the Company does not possess sufficient cash resources to tender the severance pay that would be due and owing to Croxton upon termination of his employment and desires to resolve all issues surrounding the Employment Agreement as requested by Croxton; and

WHEREAS, the Parties desire to enter into an agreement to memorialize the terms upon which they have agreed.

NOW THEREFORE, the Parties hereto warrant, covenant and agree as follows, based upon good and valuable consideration, the sufficiency of which is hereby acknowledged.

1.

Release and Hold Harmless Agreement

The Company, for and in consideration of the promises and conditions contained herein, hereby agrees to release, hold harmless, remit, remise and forever discharge Croxton, his heirs and assigns from any and all restrictive covenants in the Employment Agreement , as well as all civil actions, arbitration claims, administrative claims, causes of action, claims at law and choses in equity, known or unknown, directly or indirectly relating to the Employment Agreement and/or Croxton’s employment with the Company, from the date of execution below back to the beginning of time.

2.

Waiver of Severance Pay

Upon execution of this Agreement and performance of all acts by the Company as required in all ancillary documents executed concurrently herewith, Croxton agrees to waive all severance pay required to be paid under the Employment Agreement upon termination of his employment with the Company.

3.

Governing Law and Venue

This Agreement shall be governed by the laws of the State of Florida.  Venue for any dispute arising from this Agreement that results in a civil action shall be exclusively in any court of competent jurisdiction in Pinellas County, Florida.

4.

Entire Agreement

This Agreement contains the entire agreement of the Parties regarding the subject matter described herein.  It may be changed only by an agreement in writing signed by both Parties.

5.

Severability

If any provision of this Agreement shall be deemed invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons or circumstances.

6.

Headings

The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

7.

Miscellaneous terms

The Parties to this Agreement declare and represent that:

a.

They have read and understand this Agreement;

b.

They have been given the opportunity to consult with an attorney if they so desire;

c.

They intend to be legally bound by the promises set forth in this Agreement and enter into it freely, without duress or coercion;

d.

They have retained signed copies of this Agreement for their records; and

e.

The rights, responsibilities and duties of the Parties hereto, and the covenants and agreements contained herein, shall continue to bind the Parties and shall continue in full force and effect until each and every obligation of the Parties under this Agreement has been performed.

8.

Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year set forth below.

Date:

12-18-2009

ECLIPS ENERGY TECHNOLOGIES, INC.

/s/:  Peter W. James

Peter W. James, President, Chief Operating Officer

Date:

12-18-2009

/s/:  Benjamin C. Croxton

Benjamin C. Croxton, Individually

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